Exhibit 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S8 of Telanetix, Inc., to be filed with the U.S. Securities and Exchange Commission on or about July 16, 2007, of our report dated June 12, 2007 on the combined financial statements of AVS Installation LLC and Union Labor Force 1 LLC for the fiscal year ended December 31, 2006, appearing in the prospectus, which is part of this Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey

July 16, 2007